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                                                                   Exhibit 23.2
                          INDEPENDENT AUDITORS' CONSENT


National Bancshares Corporation

We consent to the incorporation by reference in this Registration Statement of National Bancshares Corporation on Form S-3 of our report dated February 28, 1995 incorporated by reference in the Annual Report on Form 10-K of National Bancshares Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Cleveland, Ohio
September 25, 1995